UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2015

 CONTENT CHECKED HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-190656	99-0371233
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8730 Sunset Blvd., Suite 240

West Hollywood, California 90069

(Address of principal executive offices) (zip code)

(424) 205-1777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 3, 2015 (the “Closing Date”), Content Checked Holdings, Inc., a Nevada corporation (the “Company”), completed a private offering (the “Offering”) with Hillair Capital Investments L.P. (the “Investor”) of the Company’s securities for total gross proceeds of $4,500,000. The securities were sold pursuant to the Securities Purchase Agreement, dated September 3, 2015 (the “SPA”), entered into by and between the Company and the Investor, and consisted of (i) 8% senior secured convertible debenture due July 1, 2017 in the principal amount of $5,040,000 (the “Debenture”) (ii) warrants to purchase approximately 6,300,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), which are exercisable at $0.96 per share (the “A Warrants”), and (iii) warrants to purchase approximately 6,300,000 shares of Common Stock (the “B Warrants”), which are exercisable at $0.80 per share (the “B Warrants Exercise Price”). As long as all Debenture payments are made on time, the B Warrants will be surrendered by the Investor. The net proceeds of this offering will be used for general working capital. The SPA contains certain customary representations, warranties and covenants.

The Debenture was issued with principal amount equal to 112% of the gross proceeds and are convertible into shares of Common Stock at any time prior to maturity at $0.80 per share (the “Conversion Price”), subject to certain conversion limitations set forth in the Debenture. The Company shall pay interest to the holder on the aggregate unconverted and then outstanding principal amount of the Debenture at the rate of 8% per annum, payable quarterly, beginning on July 1, 2016. Interest is payable in cash. On each of October 1, 2016, January 1, 2017, April 1, 2017, and July 1, 2017, the Company is obligated to redeem the principal amount of the Debenture equal to $1,260,000, plus accrued but unpaid interest, liquidated damages and any other amounts then owing to the holder in respect of the Debenture. The Debenture contains customary affirmative and negative covenants. The Conversion Price is subject to “full ratchet” and other customary anti-dilution protections.

If any Event of Default (as defined in the Debenture) occurs, the outstanding principal amount of the Debenture, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the holder’s election, immediately due and payable in cash. Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of the Debentures, the interest rate on the Debenture shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.

The A Warrants and B Warrants are exercisable for a period of 62 months and are subject to “full ratchet” and other customary anti-dilution protections. As long as all Debenture payments are made on time, the B Warrants will be surrendered by the Investor. If the Company fails to timely make any interest or principal payment due and payable under a Debenture (a “Payment Breach”), subject to applicable cure period, then upon such Payment Breach, (x) the holder of the B Warrants shall have the ability to exercise the B Warrants into a number of shares underlying such B Warrants (the “Warrant Shares”) equal to 1/3 of the aggregate Warrant Shares into which such B Warrants may be potentially exercisable, (y) on the 2nd occurrence of any such Payment Breach, the holder of the B Warrants shall have the ability to exercise such B Warrants into a number of Warrant Shares equal to an additional 1/3 of the aggregate Warrant Shares into which such B Warrants may be potentially exercisable, and (z) on the 3rd occurrence of any such Payment Breach, the holder of the B Warrants shall have the ability to exercise such B Warrants into a number of Warrant Shares equal to the remaining 1/3 of the aggregate Warrant Shares into which such B Warrants may be potentially exercisable, and the B Warrants Exercise Price shall immediately be reduced to $0.50 per share (subject to adjustment thereunder).

All of the securities issued in connection with this offering are “restricted securities,” and as such are subject to all applicable restrictions on transfer specified by federal and state securities laws.

As collateral security for all of the Company’s obligations under the SPA and related documents executed in connection with this offering, the Company and Content Checked, Inc., a Wyoming corporation and the Company’s wholly-owned subsidiary (“CCI”), granted the Investor a security interest in all of the Company’s and CCI’s assets pursuant to the terms of the Security Agreement, dated as of September 3, 2015 (the “Security Agreement”). To further secure the Company’s obligations, CCI also executed a Subsidiary Guarantee, dated as of September 3, 2015 (the “Guarantee”), pursuant to which CCI agreed to guaranty the Company’s obligations owed to the Investor.

All of the foregoing securities were issued in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated thereunder and involved transactions by an issuer not involving any public offering. This Current Report on Form 8-K (this “Current Report”) does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The foregoing description of the Debenture, the A Warrants, the B Warrants, the SPA, the Security Agreement, and the Guarantee does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which are filed as exhibits to this Current Report and are incorporated herein by reference.

On September 3, 2015, the Company issued a press release regarding the completion of this offering. A copy of the press release is attached hereto as Exhibit 99.1, which is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Exhibit 99.1 shall not be incorporated by reference into any filing under the Exchange Act or the Securities Act, except as expressly set forth by specific reference in such a filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

4.1	Form of 8% Senior Secured Convertible Debenture issued on September 3, 2015*

4.2	Form of A Common Stock Purchase Warrant issued on September 3, 2015*

4.3	Form of B Common Stock Purchase Warrant issued on September 3, 2015*

10.1	Securities Purchase Agreement, dated as of September 3, 2015, by and between the Company and the Investor*

10.2	Security Agreement, dated as of September 3, 2015, by and between the Company and the Investor*

10.3	Subsidiary Guarantee, dated as of September 3, 2015, issued by Content Checked Inc. in favor of the Investor*

99.1	Press Release, dated as of September 3, 2015**

* Filed herewith

** Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Content Checked Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTENT CHECKED HOLDINGS, INC.

By:	/s/ Kris Finstad
Name:	Kris Finstad
Title:	Chief Executive Officer and President

Dated: September 4, 2015